SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 22, 2004

CROMPTON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-30270	52-2183153

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

199 Benson Road, Middlebury, Connecticut		06749

(Address of principal executive offices)		(Zip Code)

(203) 573- 2000 (Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

Crompton Corporation announced today that it has entered into definitive agreements to sell its 50 percent share of its Gustafson seed treatment business in the United States, Canada and Mexico [NAFTA] to Bayer CropScience LP in the U.S. and Bayer CropScience Inc. in Canada, for the purchase price of $124 million in cash. In 2003, Gustafson sales were approximately $130 million. Crompton will continue to participate in the global seed treatment business. In the NAFTA region, Crompton will supply seed treatment products through the Bayer CropScience-Gustafson business. Crompton's seed treatment business outside of NAFTA will be unaffected by the transaction. A copy of a press release describing the transaction is attached as exhibit 99.1 hereto and is herein incorporated by reference.

Item 7. Financial Statements and Exhibits.

                     *     *     *

        (c) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release Dated March 22, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Crompton Corporation (Registrant)
By: /s/ Barry J. Shainman Name: Barry J. Shainman Title: Secretary

Date: March 22, 2004

Exhibit Index
Exhibit Number	Exhibit Description
99.1	Press Release Dated March 22, 2004